Exhibit 99.1

For Immediate Release	CONTACT: Bill Newbould Endo Pharmaceuticals (610) 558-9800

ENDO PHARMACEUTICALS ANNOUNCES FAVORABLE COURT RULING
ON GENERIC OXYCODONE EXTENDED-RELEASE PRODUCT

CHADDS FORD, Pa., January 5, 2004 – Endo Pharmaceuticals Holdings Inc. (Nasdaq: ENDP), a market leader in pain management, announced today that the U.S. District Court for the Southern District of New York has issued an Opinion and Order dismissing the claims that Endo’s oxycodone extended-release tablets, 10mg, 20mg, 40mg, and 80mg, a bioequivalent version of Purdue Frederick’s OxyContin®, infringe Purdue’s U.S. Patent Nos. 5,549,912, 5,508,042 and 5,656,295, declaring the patents invalid, and enjoining Purdue from enforcing the patents. This ruling follows completion of a trial this past June.

The U.S. Food and Drug Administration (FDA) will be informed of the court’s decision, and Endo is hopeful that its Abbreviated New Drug Application (ANDA) for its oxycodone extended-release tablets, which was filed under the Hatch-Waxman Act, will receive final FDA approval shortly. The FDA granted tentative approval of the company’s ANDA for all four strengths of the product in July, 2002. Endo also announced that it has not determined whether it will launch the product immediately or if it will wait until appellate review of the district court’s decision, assuming the decision is appealed by Purdue.

In accordance with the Hatch-Waxman Act, Endo submitted a Paragraph IV certification of invalidity and non-infringement as to certain patents owned by Purdue Pharma on extended-release oxycodone, when the company filed and amended its ANDA for this product. Endo believes that it will have 180 days of marketing exclusivity with respect to the 10mg, 20mg and 40mg strengths of this product, since the company believes that it was the first applicant to file an ANDA containing a

Paragraph IV certification for these oxycodone extended-release strengths. Given the recent passage of the Medicare Prescription Drug Improvement and Modernization Act of 2003, with accompanying amendments to the Hatch-Waxman Act, this marketing exclusivity would begin to run upon the earlier of Endo’s commercial launch of these products or an appellate court decision affirming the district court’s decision.

Endo’s oxycodone extended-release tablets are AB-rated bioequivalent versions of the 10mg, 20mg, 40mg and 80mg strengths of OxyContin®, a product of The Purdue Frederick Company that is indicated for the management of moderate-to-severe pain when a continuous, around-the-clock analgesic is needed for an extended period of time. These strengths had combined 2002 U.S. branded sales of approximately $1.5 billion.

About Endo
Endo Pharmaceuticals Holdings Inc. is a fully integrated specialty pharmaceutical company with market leadership in pain management products. Through its Endo Pharmaceuticals Inc. subsidiary, the company researches, develops, produces and markets a broad product offering of both branded and generic pharmaceuticals, meeting the needs of healthcare professionals and consumers alike. More information, including this and past press releases of Endo Pharmaceuticals Holdings Inc., is available online at www.endo.com.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s beliefs and assumptions, current expectations, estimates and projections. Statements that are not historical facts, including statements which are preceded by, followed by, or that include, the words “believes,” “anticipates,” “plans,” “expects” or similar expressions and statements are forward-looking statements. Endo’s estimated or anticipated future results, product performance or other non-historical facts are forward-looking and reflect Endo’s current perspective on existing trends and information. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially from those expressed or implied by these forward-looking statements. The reader should not rely on any forward-looking statement. The Company undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. Several important factors, in addition to the specific factors discussed in connection with these forward-looking statements individually, could affect the future results of Endo and could cause those results to differ materially from those expressed in the forward-looking statements contained in this press release. Important factors that may affect future results include, but are not limited to: market acceptance of the Company’s products and the impact of competitive products and pricing; dependence on sole source suppliers; the success of the Company’s product development activities and the timeliness with which regulatory authorizations and product launches may be achieved; successful compliance with extensive, costly, complex and evolving governmental regulations and restrictions; the availability on commercially reasonable terms of raw materials and other third party manufactured products; exposure to product liability and other lawsuits and contingencies; dependence on third party suppliers, distributors and collaboration partners; the ability to timely and cost effectively integrate acquisitions; uncertainty associated with pre-clinical studies and clinical trials and regulatory approval; uncertainty of market acceptance of new products; the difficulty of predicting FDA approvals; risks with respect to technology and product development; the effect of competing products and prices; uncertainties regarding intellectual property protection; uncertainties as to the outcome of litigation; changes in operating results; impact of competitive products and pricing; product development; changes in laws and regulations; customer demand; possible future litigation; availability of future financing and reimbursement policies of government and private health insurers and others; and other risks and uncertainties detailed in Endo’s filings with the Securities and Exchange Commission, including its Registration Statement on Form S-3 filed with the SEC on July 1, 2003. Readers should evaluate any statement in light of these important factors.

# # #